                                                                   EXHIBIT 99(a)

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 1995, and the Unaudited Pro Forma Condensed Combined Statement of Income for the quarter ended March 31, 1995, give effect to the pending merger (the "Merger") of Shawmut National Corporation ("Shawmut") into Fleet Financial Group, Inc. ("Fleet") accounted for as a pooling of interests, the pending merger (the "Northeast Merger") of Northeast Federal Corp. ("Northeast") into Shawmut, the consummation of the merger (the "NBB Merger") of NBB Bancorp, Inc. ("NBB") into Fleet, the consummation of the merger (the "Plaza Merger") of Plaza Home Mortgage Corp. ("Plaza") into Fleet, the consummation of the acquisition (the "Barclays Acquisition") of substantially all of the assets of the Barclays Business Finance Division of Barclays Business Credit, Inc. ("Barclays") by Shawmut, and Fleet's repurchase (the "FMG Repurchase") of the publicly-held shares of Fleet's majority-owned subsidiary, Fleet Mortgage Group, Inc. ("FMG"), each of which were or will be accounted for by the purchase method of accounting, in each case as if such transactions had occurred on January 1, 1995. The Unaudited Pro Forma Condensed Combined Statement of Income for the quarter ended March 31, 1994, give effect to the Merger as if the Merger had occurred on January 1, 1994, and does not take into account the effect of the Northeast Merger, the NBB Merger, the Plaza Merger, the Barclays Acquisition and the FMG Repurchase since such transactions were or will be accounted for under the purchase method of accounting.

     The pro forma information is based on the historical consolidated financial statements of Fleet, Shawmut, Northeast, NBB, Plaza, Barclays and FMG and their subsidiaries under the assumptions and adjustments set forth in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements. The pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the Merger, the Northeast Merger, the NBB Merger and the Plaza Merger or the effects of any required regulatory divestitures.

     The Unaudited Pro Forma Condensed Combined Financial Statements should be read in conjunction with the consolidated historical financial statements of Fleet and Shawmut, including the respective notes thereto. The pro forma data is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future or of the combined financial position or results of operations which would have been realized had the acquisitions been consummated during the period or as of the dates for which the pro forma data is presented.

     Pro forma per share amounts for the combined Fleet and Shawmut entity are based on the Common Exchange Ratio of 0.8922 shares of Fleet Common Stock for each share of Shawmut Common Stock. In addition, the pro forma data assumes the issuance of approximately 6,165,912 shares of Fleet Common Stock in the NBB Merger, an exchange ratio of 0.415 shares of Shawmut Common Stock for each outstanding share and stock option of Northeast, calculated as set forth in the Shawmut/Northeast merger agreement, assuming for illustrative purposes only, that the average closing price of Shawmut Common Stock used to determine such exchange ratio is $27.625, the closing price of the Shawmut Common Stock on May 12, 1995.

          FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               MARCH 31, 1995(A)

                                                                                             FLEET &
                                                                                             SHAWMUT
                                                          SHAWMUT       PRO FORMA           PRO FORMA
                                           FLEET         PRO FORMA      ADJUSTMENTS         COMBINED
                                        -----------     -----------     -----------        -----------
                                                          (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents............   $ 2,297,496     $ 1,498,130     $      --          $ 3,795,626
Federal funds sold and securities
  purchased under agreements to
  resell.............................       249,912         296,565            --              546,477
Securities available for sale, at
  market.............................    10,337,213       2,207,070(d)   (153,289)(f)       12,390,994 (d)
Securities held to maturity..........       951,834       9,716,428(d)         --           10,668,262 (d)
Loans and leases.....................    29,498,399      22,073,657            --           51,572,056
Reserve for credit losses............      (965,958)       (570,728)           --           (1,536,686)
Mortgages held for resale............       654,976          44,181            --              699,157
Premises and equipment...............       687,046         349,954            --            1,037,000
Purchased mortgage servicing
  rights.............................     1,049,460          39,800            --            1,089,260
Excess cost over net assets of
  subsidiaries acquired..............       473,402         479,552            --              952,954
Other intangibles....................       197,931          17,089            --              215,020
Other assets.........................     2,382,327       1,413,855       155,912(f)(g)      3,952,094
                                        -----------     -----------     ---------          -----------
Total assets.........................   $47,814,038     $37,565,553     $   2,623          $85,382,214
                                        ===========     ===========     =========          ===========
LIABILITIES AND STOCKHOLDERS' EQUITY:
Deposits:
  Demand.............................   $ 6,056,121     $ 4,014,951            --          $10,071,072
  Regular savings, NOW, money
     market..........................    14,968,632       8,823,441            --           23,792,073
  Time...............................    11,809,164      10,231,602            --           22,040,766
                                        -----------     -----------     ---------          -----------
  Total deposits.....................    32,833,917      23,069,994            --           55,903,911
                                        -----------     -----------     ---------          -----------
Federal funds purchased and
  securities sold under agreements to
  repurchase.........................     2,915,847       7,299,551            --           10,215,398
Other short-term borrowings..........     3,243,395       1,723,357            --            4,966,752
Accrued expenses and other
  liabilities........................     1,277,299         510,421       361,868(f)(g)      2,149,588
Long-term debt.......................     3,623,176       2,397,444            --            6,020,620
                                        -----------     -----------     ---------          -----------
Total liabilities....................    43,893,634      35,000,767       361,868           79,256,269
                                        -----------     -----------     ---------          -----------
STOCKHOLDERS' EQUITY:
  Preferred stock....................       378,815         303,185            -- (e)          682,000
  Common stock.......................       141,731           1,287       108,333 (e)          251,351
  Common surplus.....................     1,534,246       1,486,770      (234,064)(e)        2,786,952
  Retained earnings..................     2,017,904         813,227      (217,888)(g)        2,613,243
  Net unrealized gain/(loss) on
     securities available for sale...      (133,718)        (37,411)      (17,898)(f)         (189,027)(d)
  Treasury stock, at cost............       (18,574)         (2,272)        2,272 (e)          (18,574)
                                        -----------     -----------     ---------          -----------
Total stockholders' equity...........     3,920,404       2,564,786      (359,245)           6,125,945
                                        -----------     -----------     ---------          -----------
Total liabilities and stockholders'
  equity.............................   $47,814,038     $37,565,553     $   2,623          $85,382,214
                                        ===========     ===========     =========          ===========

 See accompanying notes to the unaudited pro forma condensed combined financial statements

                          SHAWMUT NATIONAL CORPORATION

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               MARCH 31, 1995(A)

                                                                          PRO
                                                                         FORMA           SHAWMUT
                                       SHAWMUT        NORTHEAST       ADJUSTMENTS       PRO FORMA
                                     -----------      ----------      -----------      -----------
                                                        (DOLLARS IN THOUSANDS)
ASSETS:
Cash and cash equivalents..........  $ 1,549,100      $   37,546      $(88,516)(h)     $ 1,498,130
Federal funds sold and securities
  purchased under agreements
  to resell........................      274,500          22,065            --             296,565
Securities available for sale, at
  market...........................    2,074,880(d)      132,190(d)         --           2,207,070(d)
Securities held to maturity........    7,798,357(d)    1,967,386(d)    (49,315)(i)       9,716,428(d)
Loans and leases...................   21,134,820         943,556        (4,719)(i)      22,073,657
Reserve for credit losses..........     (559,210)        (11,518)           --            (570,728)
Mortgages held for resale..........       42,715           1,466            --              44,181
Premises and equipment.............      328,605          27,349        (6,000)(i)         349,954
Purchased mortgage servicing
  rights...........................       13,124           1,676        25,000(i)           39,800
Excess cost over net assets of
  subsidiaries acquired............      339,837              --       139,715(j)          479,552
Other intangibles..................       16,976             113            --              17,089
Other assets.......................    1,175,832         241,933        (3,910)(i)       1,413,855
                                     -----------      ----------      --------         -----------
Total assets.......................  $34,189,536      $3,363,762      $ 12,255         $37,565,553
                                     ===========      ==========      ========         ===========
LIABILITIES AND STOCKHOLDERS'
  EQUITY:
Deposits:
  Demand...........................  $ 3,988,683      $   26,268      $                $ 4,014,951
  Regular savings, NOW, money
     market........................    8,108,268         715,173            --           8,823,441
  Time.............................    8,504,607       1,730,774        (3,779)(i)      10,231,602
                                     -----------      ----------      --------         -----------
  Total deposits...................   20,601,558       2,472,215        (3,779)         23,069,994
                                     -----------      ----------      --------         -----------
Federal funds purchased and
  securities sold under agreements
  to repurchase....................    7,299,551              --            --           7,299,551
Other short-term borrowings........    1,070,695         653,493          (831)(i)       1,723,357
Accrued expenses and other
  liabilities......................      435,203          49,578        25,640(i)          510,421
Long-term debt.....................    2,397,444          42,257       (42,257)(h)(i)    2,397,444
                                     -----------      ----------      --------         -----------
Total liabilities..................   31,804,451       3,217,543       (21,227)         35,000,767
                                     -----------      ----------      --------         -----------
Stockholders' equity:
  Preferred stock..................      303,185               4            (4)(h)(k)      303,185
  Common stock.....................        1,221             155           (89)(k)           1,287
  Common surplus...................    1,307,135         197,278       (17,643)(h)(k)    1,486,770
  Retained earnings................      813,227         (53,213)       53,213(k)          813,227
  Net unrealized gain/(loss) on
     securities available for
     sale..........................      (37,411)          1,995        (1,995)(k)         (37,411)(d)
Treasury stock, at cost............       (2,272)             --            --              (2,272)
                                     -----------      ----------      --------         -----------
Total stockholders' equity.........    2,385,085         146,219        33,482           2,564,786
                                     -----------      ----------      --------         -----------
Total liabilities and stockholders'
  equity...........................  $34,189,536      $3,363,762      $ 12,255         $37,565,553
                                     ===========      ==========      ========         ===========

 See accompanying notes to the unaudited pro forma condensed combined financial statements

          FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1995

                                                                                            FLEET
                                                                              PRO          SHAWMUT
                                              FLEET          SHAWMUT         FORMA        PRO FORMA
                                            PRO FORMA       PRO FORMA      ADJUSTMENTS    COMBINED
                                           -----------     -----------     -----------   -----------
                                                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and fees on loans and leases...   $   693,634     $   459,185     $     --      $ 1,152,819
Interest on securities..................       186,364         195,676       (1,279)(f)      380,761
                                           -----------     -----------     --------      -----------
     Total interest income..............       879,998         654,861       (1,279)       1,533,580
Interest expense:
     Deposits...........................       251,079         174,116           --          425,195
     Short-term borrowings..............        70,145         146,733           --          216,878
     Long-term debt.....................        66,761          39,769           --          106,530
                                           -----------     -----------     --------      -----------
          Total interest expense........       387,985         360,618           --          748,603
                                           -----------     -----------     --------      -----------
Net interest income.....................       492,013         294,243       (1,279)         784,977
Provision for credit losses.............        20,332             750           --           21,082
                                           -----------     -----------     --------      -----------
Net interest income after provision for
  credit losses.........................       471,681         293,493       (1,279)         763,895
                                           -----------     -----------     --------      -----------
Mortgage banking........................        98,384           4,370           --          102,754
Investment services revenue.............        46,233          30,845           --           77,078
Service charges, fees and commissions...        80,943          55,112           --          136,055
Securities available for sale gains
  (losses)..............................           664           2,602           --            3,266
Other noninterest income................        82,045          10,641           --           92,686
                                           -----------     -----------     --------      -----------
          Total noninterest income......       308,269         103,570           --          411,839
                                           -----------     -----------     --------      -----------
Employee compensation and benefits......       251,899         128,095           --          379,994
Occupancy and equipment.................        78,309          41,787           --          120,096
Purchased mortgage servicing rights
  amortization..........................        28,262           1,734           --           29,996
FDIC assessment.........................        18,090          12,648           --           30,738
Marketing...............................        14,721           6,362           --           21,083
Core deposit and goodwill
  amortization..........................        20,537           6,349           --           26,886
OREO expense............................         3,427           2,159           --            5,586
Merger-related charges..................            --          36,853      (36,853)(g)           --
Other noninterest expense...............       106,722          52,833           --          159,555
                                           -----------     -----------     --------      -----------
          Total noninterest expense.....       521,967         288,820      (36,853)         773,934
                                           -----------     -----------     --------      -----------
Income before taxes.....................       257,983         108,243       35,574          401,800
Applicable income taxes.................       103,877          41,714       14,229          159,820
                                           -----------     -----------     --------      -----------
Net income before minority interest.....       154,106          66,529       21,345          241,980
Minority interest.......................            --              --           --               --
                                           -----------     -----------     --------      -----------
Net income..............................   $   154,106     $    66,529     $ 21,345      $   241,980
                                           ===========     ===========     ========      ===========
Net income applicable to common
  shares: (m)...........................   $   151,643     $    59,586                   $   232,574
                                           ===========     ===========                   ===========
Weighted average common shares
  outstanding: (l)
     Primary............................   160,599,370     128,201,345                   271,019,000
     Fully diluted......................   160,635,463     128,201,345                   271,075,083
Earnings per share:
     Primary............................   $      0.94     $      0.46                   $      0.86
     Fully diluted......................   $      0.94     $      0.46                   $      0.86

See accompanying notes to the unaudited condensed combined financial statements

                          FLEET FINANCIAL GROUP, INC.

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE THREE MONTHS ENDED MARCH 31, 1995(A)

                                                                              PRO          FLEET
                                                              FLEET          FORMA          PRO
                                                            HISTORICAL   ADJUSTMENTS(B)    FORMA
                                                            ----------   --------------    -----
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER
                                                                       SHARE DATA)
Interest and fees on loans and leases...................      $681,500      $ 12,134      $693,634
Interest on securities..................................       186,083           281       186,364
                                                              --------      --------      --------
     Total interest income..............................       867,583        12,415       879,998
Interest expense:
  Deposits..............................................       243,982         7,097       251,079
  Short-term borrowings.................................        69,718           427        70,145
  Long-term debt........................................        66,761            --        66,761
                                                              --------      --------      --------
     Total interest expense.............................       380,461         7,524       387,985
                                                              --------      --------      --------
Net interest income.....................................       487,122         4,891       492,013
Provision for credit losses.............................        20,164           168        20,332
                                                              --------      --------      --------
Net interest income after provision for credit losses...       466,958         4,723       471,681
                                                              --------      --------      --------
Mortgage banking........................................        99,457        (1,073)       98,384
Investment services revenue.............................        46,233            --        46,233
Service charges, fees and commissions...................        80,574           369        80,943
Securities available for sale gains (losses)............           664            --           664
Other noninterest income................................        81,380           665        82,045
                                                              --------      --------      --------
     Total noninterest income...........................       308,308           (39)      308,269
                                                              --------      --------      --------
Employee compensation and benefits......................       241,164        10,735       251,899
Occupancy and equipment.................................        74,688         3,621        78,309
Purchased mortgage servicing rights amortization........        22,992         5,270        28,262
FDIC assessment.........................................        17,670           420        18,090
Marketing...............................................        14,641            80        14,721
Core deposit and goodwill amortization..................        17,609         2,928        20,537
OREO expense............................................         3,261           166         3,427
Merger-related charges..................................            --            --            --
Other noninterest expense...............................       105,654         1,068       106,722
                                                              --------      --------      --------
     Total noninterest expense..........................       497,679        24,288       521,967
                                                              --------      --------      --------
Income before taxes.....................................       277,587       (19,604)      257,983
Applicable income taxes.................................       111,434        (7,557)      103,877
                                                              --------      --------      --------
Net income before minority interest.....................       166,153       (12,047)      154,106
Minority interest.......................................         2,014        (2,014)           --
                                                              --------      --------      --------
Net income..............................................      $164,139      $(10,033)     $154,106
                                                              ========      ========      ========
Net income applicable to common shares:(m)..............      $161,676                    $151,643
                                                              ========                    ========
Weighted average common shares outstanding:(l)
  Primary...............................................   158,818,106                 160,599,370
  Fully diluted.........................................   158,854,199                 160,635,463
Earnings per share:
  Primary...............................................         $1.02                       $0.94
  Fully diluted.........................................         $1.02                       $0.94

See accompanying notes to the unaudited condensed combined financial statements

                          SHAWMUT NATIONAL CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                  FOR THE THREE MONTHS ENDED MARCH 31, 1995(A)

                                                                                        SHAWMUT
                                                                                        BARCLAYS
                                                     SHAWMUT           BARCLAYS           PRO
                                                    HISTORICAL       PRO FORMA(C)        FORMA
                                                    ----------       ------------       --------
                                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                       DATA)
Interest and fees on loans and leases............   $   421,960         $17,899         $439,859
Interest on securities...........................       159,463              --          159,463
                                                    -----------         -------         --------
     Total interest income.......................       581,423          17,899          599,322
Interest expense:
  Deposits.......................................       146,547              --          146,547
  Short-term borrowings..........................       124,770          11,164          135,934
  Long-term debt.................................        39,769              --           39,769
                                                    -----------         -------         --------
     Total interest expense......................       311,086          11,164          322,250
                                                    -----------         -------         --------
Net interest income..............................       270,337           6,735          277,072
Provision for credit losses......................            --              --               --
                                                    -----------         -------         --------
Net interest income after provision for credit
  losses.........................................       270,337           6,735          277,072
                                                    -----------         -------         --------
Mortgage banking.................................         3,156              --            3,156
Investment services revenue......................        30,845              --           30,845
Service charges, fees and commissions............        51,580           2,410           53,990
Securities available for sale gains (losses).....          (101)             --             (101)
Other noninterest income.........................        10,629              --           10,629
                                                    -----------         -------         --------
     Total noninterest income....................        96,109           2,410           98,519
                                                    -----------         -------         --------
Employee compensation and benefits...............       119,624           3,358          122,982
Occupancy and equipment..........................        38,599              --           38,599
Purchased mortgage servicing rights
  amortization...................................           846              --              846
FDIC assessment..................................        10,961              --           10,961
Marketing........................................         6,011              --            6,011
Core deposit and goodwill amortization...........         4,007              --            4,007
OREO expense.....................................         1,579              --            1,579
Merger-related charges...........................        36,853              --           36,853
Other noninterest expense........................        47,933           1,571           49,504
                                                    -----------         -------         --------
     Total noninterest expense...................       266,413           4,929          271,342
                                                    -----------         -------         --------
Income before taxes..............................       100,033           4,216          104,249
Applicable income taxes..........................        37,412           1,686           39,098
                                                    -----------         -------         --------
Net income before minority interest..............        62,621           2,530           65,151
Minority interest................................            --              --               --
                                                    -----------         -------         --------
Net income.......................................   $    62,621         $ 2,530         $ 65,151
                                                    ===========         =======         ========
Net income applicable to common shares:(m).......   $    56,652
                                                    ===========
Weighted average common shares outstanding:(l)
  Primary........................................   121,637,585
  Fully diluted..................................   121,637,585
Earnings per share:
  Primary........................................   $      0.47
  Fully diluted..................................   $      0.47

See accompanying notes to the unaudited condensed combined financial statements.


                                                                      NORTHEAST
                                                                      PRO FORMA        SHAWMUT
                                                     NORTHEAST       ADJUSTMENTS      PRO FORMA
                                                     ---------       -----------     -----------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE
                                                                        DATA)
Interest and fees on loans and leases.............   $19,247         $    79(i)      $   459,185
Interest on securities............................    34,158           2,055(i)          195,676
                                                     -------         -------         -----------
     Total interest income........................    53,405           2,134             654,861
Interest expense:
  Deposits........................................    27,097             472(i)          174,116
  Short-term borrowings...........................    10,730              69(i)          146,733
  Long-term debt..................................     1,020          (1,020)(h)          39,769
                                                     -------         -------         -----------
     Total interest expense.......................    38,847            (479)            360,618
                                                     -------         -------         -----------
Net interest income...............................    14,558           2,613             294,243
Provision for credit losses.......................       750              --                 750
                                                     -------         -------         -----------
Net interest income after provision for credit
  losses..........................................    13,808           2,613             293,493
                                                     -------         -------         -----------
Mortgage banking..................................     1,214              --               4,370
Investment services revenue.......................        --              --              30,845
Service charges, fees and commissions.............     1,122              --              55,112
Securities available for sale gains (losses)......     2,703              --               2,602
Other noninterest income..........................        12              --              10,641
                                                     -------         -------         -----------
     Total noninterest income.....................     5,051              --             103,570
                                                     -------         -------         -----------
Employee compensation and benefits................     5,113              --             128,095
Occupancy and equipment...........................     3,338            (150)(i)          41,787
Purchased mortgage servicing rights
  amortization....................................       107             781(i)            1,734
FDIC assessment...................................     1,687              --              12,648
Marketing.........................................       351              --               6,362
Core deposit and goodwill amortization............        14           2,328(j)            6,349
OREO expense......................................       580              --               2,159
Merger-related charges............................        --              --              36,853
Other noninterest expense.........................     3,329              --              52,833
                                                     -------         -------         -----------
     Total noninterest expense....................    14,519           2,959             288,820
                                                     -------         -------         -----------
Income before taxes...............................     4,340            (346)            108,243
Applicable income taxes...........................     1,823             793              41,714
                                                     -------         -------         -----------
Net income before minority interest...............     2,517          (1,139)             66,529
Minority interest.................................        --              --                  --
                                                     -------         -------         -----------
Net income........................................   $ 2,517         $(1,139)        $    66,529
                                                     =======         =======          ==========
Net income applicable to common shares:(m)........                                   $    59,586
                                                                                      ==========
Weighted average common shares outstanding:(l)
  Primary.........................................                                   128,201,345
  Fully diluted...................................                                   128,201,345
Earnings per share:
  Primary.........................................                                   $      0.46
  Fully diluted...................................                                   $      0.46

See accompanying notes to the unaudited condensed combined financial statements

          FLEET FINANCIAL GROUP, INC. AND SHAWMUT NATIONAL CORPORATION

           UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                   FOR THE THREE MONTHS ENDED MARCH 31, 1994

                                                                                           FLEET
                                                                                          SHAWMUT
                                                                         PRO FORMA       PRO FORMA
                                           FLEET          SHAWMUT       ADJUSTMENTS      COMBINED
                                        -----------     -----------     -----------     -----------
                                               (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest and fees on loans and
  leases.............................   $   561,021     $   305,759              --     $   866,780
Interest on securities...............       223,482         148,595              --         372,077
                                        -----------     -----------     -----------     -----------
     Total interest income...........       784,503         454,354              --       1,238,857
Interest expense:
  Deposits...........................       161,193          85,668              --         246,861
  Short-term borrowings..............        64,948          80,079              --         145,027
  Long-term debt.....................        54,615          16,112              --          70,727
                                        -----------     -----------     -----------     -----------
     Total interest expense..........       280,756         181,859              --         462,615
                                        -----------     -----------     -----------     -----------
Net interest income..................       503,747         272,495              --         776,242
Provision for credit losses..........        22,386           3,000              --          25,386
                                        -----------     -----------     -----------     -----------
Net interest income after provision
  for credit losses..................       481,361         269,495              --         750,856
                                        -----------     -----------     -----------     -----------
Mortgage banking.....................       100,359           4,127              --         104,486
Investment services revenue..........        44,466          29,417              --          73,883
Service charges, fees and
  commissions........................        70,159          48,473              --         118,632
Securities available for sale gains
  (losses)...........................           166            (768)             --            (602)
Other noninterest income.............        79,400           7,475              --          86,875
                                        -----------     -----------     -----------     -----------
     Total noninterest income........       294,550          88,724              --         383,274
                                        -----------     -----------     -----------     -----------
Employee compensation and benefits...       258,110         125,791              --         383,901
Occupancy and equipment..............        79,269          39,718              --         118,987
Purchased mortgage servicing rights
  amortization.......................        30,955           1,268              --          32,223
FDIC assessment......................        18,092          11,771              --          29,863
Marketing............................        12,854           4,308              --          17,162
Core deposit and goodwill
  amortization.......................        13,442           1,699              --          15,141
OREO expense.........................         7,016           5,730              --          12,746
Restructuring charges................        25,000              --              --          25,000
Other noninterest expense............       104,767          51,545              --         156,312
                                        -----------     -----------     -----------     -----------
     Total noninterest expense.......       549,505         241,830              --         791,335
                                        -----------     -----------     -----------     -----------
Income before taxes..................       226,406         116,389              --         342,795
Applicable income taxes..............        88,349          39,115              --         127,464
                                        -----------     -----------     -----------     -----------
Net income before minority
  interest...........................       138,057          77,274              --         215,331
Minority interest....................         2,495              --              --           2,495
                                        -----------     -----------     -----------     -----------
Net income...........................   $   135,562     $    77,274              --     $   212,836
                                        ===========     ===========     ===========     ===========
Net income applicable to common
  shares:(m).........................   $   127,830     $    73,415                     $   201,245
                                        ===========     ===========                     ===========
Weighted average common shares
outstanding:(l)
  Primary............................   161,163,854     117,818,951                     267,555,327
  Fully diluted......................   161,241,430     117,818,951                     267,654,528
Earnings per share:
  Primary............................   $      0.79     $      0.62                     $      0.75
  Fully diluted......................   $      0.79     $      0.62                     $      0.75

 See accompanying notes to the unaudited pro forma condensed combined financial statements

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL STATEMENTS

     (a) The pro forma information presented is not necessarily indicative of the results of operations or the combined financial position that would have resulted had the Merger, the Northeast Merger, the NBB Merger, the Plaza Merger, the Barclays Acquisition and the FMG Repurchase been consummated at the beginning of the periods indicated, nor is it necessarily indicative of the results of operations in future periods or the future financial position of the combined entities. The NBB Merger was consummated on January 27, 1995, the Barclays Acquisition was consummated on January 31, 1995, the Plaza Merger was consummated on March 3, 1995 and the FMG Repurchase was consummated on February 28, 1995 with the follow-up merger consummated on April 30, 1995. It is anticipated that the Merger will be consummated in the fourth quarter of 1995 and the Northeast Merger will be consummated in the second quarter of 1995.

     Under generally accepted accounting principles ("GAAP"), the assets and liabilities of Shawmut will be combined with those of Fleet at book value. In addition, the statements of income of Shawmut will be combined with the statements of income of Fleet as of the earliest period presented. Certain reclassifications have been included in the Unaudited Pro Forma Condensed Combined Balance Sheet and Unaudited Pro Forma Condensed Combined Statements of Income to conform to Fleet's presentation. Certain transactions conducted in the ordinary course of business between Fleet, Shawmut, Northeast, NBB, Barclays, Plaza and FMG are immaterial and, accordingly, have not been eliminated.

     The pro forma condensed combined financial statements do not give effect to the anticipated cost savings in connection with the Merger and the Northeast Merger or the effects of any required regulatory divestitures. While no assurance can be given, Fleet and Shawmut expect to achieve cost savings of approximately $400 million (pre-tax) within fifteen months following the Merger. Such cost savings are expected to be realized primarily through reductions in staff, elimination, consolidation or divestiture of certain branches and the consolidation of certain offices, data processing and other redundant back-office operations and staff functions. Cost reductions and branch consolidations will come from both companies and will be spread throughout the geographic region. Cost savings are also expected to be achieved in connection with the Northeast Merger, the NBB Merger and the Plaza Merger. These cost savings are expected to be approximately $25 million, $20 million and $15 million, respectively, and are expected to be achieved within the first twelve months after the consummation of these respective mergers. The extent to which cost savings will be achieved is dependent upon various factors beyond the control of Fleet and Shawmut, including the regulatory environment, economic conditions, unanticipated changes in business conditions, inflation and the level of Federal Deposit Insurance Corporation assessments. Therefore, no assurances can be given with respect to the ultimate level of cost savings to be realized, or that such savings will be realized in the time-frame currently anticipated. In addition, certain regulatory agencies may seek the divestiture of certain assets and liabilities of the combined company following the Merger. Such divestitures may affect certain pro forma combined financial statement amounts, merger and restructuring costs and cost savings.

     All dollar amounts included in these Notes to Unaudited Pro Forma Condensed Combined Financial Statements are in thousands unless otherwise indicated.

     (b) Pro forma adjustments reflect the impact of the NBB Merger, the Plaza Merger and the FMG Repurchase which were consummated on January 27, 1995, March 3, 1995, and February 28, 1995, respectively, as if such transactions had been consummated on January 1, 1995.

     (c) Pro forma adjustments reflect the impact of the Barclays Acquisition, which was consummated on January 31, 1995, as if it had been consummated on January 1, 1995.

     (d) Fleet is currently reviewing the investment securities portfolios of Shawmut and Northeast to determine the classification of such securities as either available for sale or held to maturity in connection with Fleet's existing interest-rate risk position. As a result of this review, certain reclassifications of Shawmut and Northeast investment securities may result. No adjustments have been made to either the available for sale or the held to maturity portfolios in the accompanying pro forma combined balance sheet to reflect any such reclassification as management has not made a final determination with respect to such matters. Any such

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (Continued)

reclassification will be accounted for in accordance with Financial Accounting Standards Board Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that securities transferred from held to maturity to available for sale be transferred at fair value with any unrealized gain or loss, net of taxes, at the date of transfer recognized as a separate component of stockholders' equity. At March 31, 1995, securities held to maturity at Shawmut and Northeast had unrealized losses of $248,544 and $49,315, respectively.

     (e) Pro forma adjustments to common shares and common surplus at March 31, 1995, reflect the Merger accounted for as a pooling of interests, through: (a) the exchange of 109,619,746 shares of Fleet Common Stock (using the Common Exchange Ratio of 0.8922) for the 122,864,544 outstanding shares of Shawmut Common Stock at March 31, 1995 (which includes the 6,563,760 shares of Shawmut Common Stock issued to acquire all the outstanding shares of Northeast common stock and stock options and excludes the 5,811,900 shares of Shawmut Common Stock held by Fleet as of such date, which are assumed to be retired for combining purposes), and (b) the exchange of shares of Fleet New Preferred Stock for all shares of Shawmut Preferred on a share-for-share basis.

     (f) Pro forma adjustments to securities available for sale at March 31, 1995, and to dividend income on securities for the quarter ended March 31, 1995, reflect the elimination of 5,811,900 shares of Shawmut Common Stock held by Fleet at March 31, 1995, and the corresponding dividend income recorded on such shares. Pro forma adjustments to other assets and accrued expenses and other liabilities at March 31, 1995, include the elimination of Fleet's dividend receivable related to such shares and the elimination of Shawmut's corresponding dividend payable. The Unaudited Pro Forma Condensed Combined Balance Sheet also eliminates the after-tax unrealized gain on these securities recorded in equity and the related deferred tax expense.

     (g) A liability of $400,000 ($363,147 net of the $36,853 charge taken by Shawmut in the first quarter of 1995) has been recorded in the Unaudited Pro Forma Condensed Combined Balance Sheet to reflect management's best estimate of merger and restructuring related charges in connection with the Merger. This liability resulted in a $240,000 after-tax charge ($217,888 net of the after-tax impact of the charge recorded by Shawmut in the first quarter of 1995) to retained earnings in the Unaudited Pro Forma Condensed Combined Balance Sheet. It is anticipated that substantially all of these charges will be paid during the first 15 months subsequent to the Merger. During the first quarter of 1995 Shawmut recognized $36,853 of this charge due to the settlement of certain of Shawmut's retirement benefits as a result of the execution of Shawmut's agreement to merge with Fleet. This charge has been eliminated from the pro forma income statement due to the nonrecurring nature of the charge. The following table provides details of the estimated charges by type:

                                                                            ESTIMATED
                                   TYPE OF COST                             COSTS
          ---------------------------------------------------------------   --------
                                                                            (DOLLARS
                                                                               IN
                                                                            THOUSANDS)
          Personnel......................................................   $255,000
          Facilities and equipment.......................................     68,000
          Branch related.................................................     37,000
          Other merger expenses..........................................     40,000
                                                                            --------
          Total..........................................................   $400,000
                                                                            ========

     Personnel related costs consist primarily of charges related to employee severance, termination of certain employee benefits plans and employee assistance costs for separated employees. Facilities and equipment charges consist of lease termination costs and other facilities related exit costs resulting from consolidation of duplicate headquarters and operational facilities, and computer equipment and software write-offs due to duplication or incompatibility. Branch related costs are primarily related to the cost of exiting branches anticipated to be closed, including lease terminations and equipment write-offs. The effect of the proposed charge has been reflected in the Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31,

                NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS -- (CONTINUED)

1995; however, since the proposed charge is nonrecurring, it has not been reflected in the pro forma combined statements of income.

     (h) The pro forma adjustments to cash include the redemption of the Northeast $8.50 Cumulative Preferred Stock, Series B based on the redemption value of such stock at March 31, 1995 ($43,790), and the redemption of all of the Northeast Uncertificated Debentures ("the Northeast Debentures") based on the face value of the Northeast Debentures at March 31, 1995 ($44,726), as if such redemptions had occurred on January 1, 1995, and a related adjustment to eliminate the interest expense recorded on such debentures ($1,020) for the quarter ended March 31, 1995.

     (i) These pro forma adjustments reflect the purchase accounting adjustments related to the assets acquired and liabilities assumed for the Northeast Merger. These adjustments are based on the best available information and may be different from the actual adjustments to reflect the fair value of the net assets purchased as of the date of the acquisition.

     (j) Pro forma adjustment reflects adjustment for the excess cost over net assets acquired for the Northeast Merger calculated as follows:

          Purchase price.................................................  $181,701
            Historical net tangible assets acquired......................   102,429
            Estimated fair value adjustments.............................    60,443
                                                                           --------
          Estimated fair value net assets................................    41,986
                                                                           --------
          Excess cost over net assets of subsidiaries acquired...........  $139,715
                                                                           ========

     Adjustments have been made to the Unaudited Pro Forma Condensed Combined Balance Sheet to reflect the recording of the intangible as calculated above in accordance with the purchase method of accounting. Reflected in the 1995 Unaudited Pro Forma Condensed Combined Income Statement is an adjustment to reflect the amortization of Northeast's excess cost over net assets of subsidiaries acquired ("goodwill") over 15 years.

     (k) The pro forma stockholders' equity accounts of Northeast have been adjusted in the Unaudited Pro Forma Condensed Combined Balance Sheet to reflect the elimination of the stockholders' equity accounts in accordance with the purchase method of accounting. The Shawmut Pro Forma adjustments reflect the issuance of 6,563,760 shares of Shawmut Common Stock in exchange for all of the outstanding shares of Northeast common stock and stock options (assuming that the exchange ratio in connection with the Northeast Merger is 0.415 which is based on the closing sales price for Shawmut Common Stock on the Stock Exchange on May 12, 1995).

     (l) The Fleet Pro Forma weighted average shares outstanding for the quarter ended March 31, 1995, reflect Fleet's historical weighted average shares outstanding plus the one month effect of the issuance of 6,165,912 shares of Fleet Common Stock in connection with the NBB Merger as if such Merger occurred on January 1, 1995. The Shawmut Pro Forma weighted average shares outstanding for the quarter ended March 31, 1995 reflect Shawmut's historical weighted average shares outstanding plus the issuance of 6,563,760 shares of Shawmut Common Stock in connection with the Northeast Merger as if such Merger occurred on January 1, 1995. The Fleet/Shawmut Pro Forma weighted average shares outstanding for the quarter ended March 31, 1995 reflect the Fleet Pro Forma weighted average shares plus the converted Shawmut Pro Forma weighted average shares outstanding (after adjustment to eliminate the 5,811,900 shares of Shawmut Common Stock owned by Fleet, which are assumed to be retired for combining purposes). Each share of Shawmut Common Stock is converted into 0.8922 shares of Fleet Common Stock.

     (m) The Fleet/Shawmut Pro Forma net income applicable to common shares reflects the sum of the Fleet Pro Forma net income applicable per common share and the Shawmut Pro Forma net income applicable per common shares adjusted for any Fleet/Shawmut Pro Forma adjustments.